UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

General Rate Case - In February 2013, Portland General Electric Company (PGE or the Company) filed with the Public Utility Commission of Oregon (OPUC) a general rate case, which is based on a 2014 test year (2014 GRC). PGE’s initial filing proposed a $105 million increase in annual revenues, representing an approximate 6.2% overall increase in customer prices and included:

•	A capital structure of 50% debt and 50% equity;

•	A return on equity of 10.0%;

•	A cost of capital of 7.863%: and

•	An average rate base of $3.126 billion.

The 2014 GRC was bifurcated into Docket UE 262, for all non-power cost issues, and UE 266, for variable power cost issues. PGE, OPUC Staff, and certain customer groups have reached agreements that resolve nearly all revenue requirement issues in the case. The agreements reached by the parties were filed with the OPUC on July 10, 2013, and are subject to OPUC approval.
These stipulated items reflect the following:

•	A capital structure of 50% debt and 50% equity;

•	A return on equity of 9.75%;

•	A cost of capital to be determined based on updates for actual 2013 debt issuance;

•	An average rate base of $3.055 billion;

•	Updates to incorporate revised information regarding expected 2014 costs; and

•
Allowance for PGE to collect approximately $16.5 million of certain 2014 IT and Customer Service costs during a five year amortization period beginning in 2014, with rate base treatment of the uncollected balances.

If approved by the OPUC, the stipulated items, along with an update of power costs filed April 1, 2013, would result in an adjusted increase of approximately $60 million in annual revenues, as illustrated in the table below, representing an approximate 4% overall increase in prices to customers.

General Rate Case*
Annual revenue requirement change	Increase / (Decrease) (in millions)
Original filing	$105
UE 262 (non-power cost) Stipulation	(42)
UE 266 (power cost) Stipulation	(5)
Updated power costs to April 1 filing	2

Total	$60

*
Forecasted 2014 Net Variable Power Costs and PGE’s cost of long-term debt will be updated at various dates through November 15, 2013. In addition, the load forecast will be finalized in October. These updates, as well as the impact of unresolved issues, may change the amounts presented above.

Outstanding unresolved issues in the general rate case proceeding include pension cost recovery, which is also being addressed in a separate generic policy proceeding in OPUC Docket UM 1633, the terms and conditions of PGE’s decoupling mechanism and direct access program, and a limited set of streetlight pricing issues.
Regulatory review of the 2014 GRC will continue throughout 2013, with a final order expected to be issued by the

OPUC in mid-December 2013. New customer prices are expected to become effective January 1, 2014.

The Company’s 2014 General Rate Case filing, as well as copies of direct testimony, exhibits and stipulations discussed above, are available on the OPUC Internet website at www.oregon.gov/puc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	July 10, 2013	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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